                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 9, 1998
                        --------------------------------
                        (Date of earliest event reported)

                                Dana Corporation
                                ----------------
             (Exact name of registrant as specified in its charter)

                                    Virginia
                                    --------
                 (State or other jurisdiction of incorporation)

        1-1063                                          34-4361040
------------------------                   ------------------------------------
(Commission File Number)                   (IRS Employer Identification Number)

                4500 Dorr Street,  Toledo,  Ohio         43615
                ----------------------------------------------
             (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (419) 535-4500
                                                           --------------

Item 5. Other Events
        ------------

              On July 9, 1998, Dana Corporation (Dana) merged with Echlin Inc. (Echlin) in a stock-for-stock transaction accounted for as a pooling of interests. All required financial statements and pro forma financial information relating to the merger have already been filed. This Report on Form 8-K is made voluntarily to file audited financial statements for Dana which are updated to reflect the merger, so that such information may be incorporated by reference into other reports or registration statements filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits
        ---------------------------------


              Financial Statements:
                  Report of Independent Accountants
                  Consolidated Statement of Income for the three years ended
                      December 31, 1997
                  Consolidated Balance Sheet at December 31, 1996 and 1997 Consolidated Statement of Cash Flows for the three years ended
                      December 31, 1997
                  Consolidated Statement of Shareholders' Equity for the three years ended December 31, 1997
                  Notes to Consolidated Financial Statements

              Financial Statement Schedule:
                  Report of Independent Accountants on
                      Financial Statement Schedule
                  For the three years ended December 31, 1997:
                      Schedule II - Valuation and Qualifying Accounts and
                      Reserves

              Exhibits

                  23.1 Consent of Independent Accountants
                  27.1 Financial Data Schedule - December 31, 1995
                  27.2 Financial Data Schedule - December 31, 1996
                  27.3 Financial Data Schedule - December 31, 1997

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Dana Corporation

         In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Dana Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP

Toledo, Ohio
January 21, 1998,
except for the business combination
with Echlin Inc. which is as of November 6, 1998

STATEMENT OF INCOME
IN MILLIONS EXCEPT PER SHARE AMOUNTS                           DANA CORPORATION

                                                        YEAR ENDED DECEMBER 31
                                                        ----------------------
                                                    1995         1996          1997
                                                    ----         ----          ----
NET SALES                                        $ 10,471.7    $ 10,978.8    $ 11,911.0
Revenue from lease financing and other income         193.6         202.7         490.9
Foreign currency adjustments                            6.8            .9            .5
                                                 ----------    ----------    ----------
                                                   10,672.1      11,182.4      12,402.4
                                                 ----------    ----------    ----------
Costs and expenses
  Cost of sales                                     8,682.5       9,158.1      10,067.0
  Selling, general and administrative expenses      1,053.0       1,112.0       1,152.2
  Restructuring and rationalization charges                                       327.6
  Interest expense                                    190.8         203.5         251.4
                                                 ----------    ----------    ----------
                                                    9,926.3      10,473.6      11,798.2
                                                 ----------    ----------    ----------
Income before income taxes                            745.8         708.8         604.2
Estimated taxes on income                            (259.1)       (238.5)       (293.8)
                                                 ----------    ----------    ----------
Income before minority interest and equity
  in earnings (losses) of affiliates                  486.7         470.3         310.4
Minority interest                                     (40.4)        (32.8)        (22.4)
Equity in earnings (losses) of affiliates              (3.5)         13.4          32.1
                                                 ----------    ----------    ----------
NET INCOME                                       $    442.8    $    450.9    $    320.1
                                                 ==========    ==========    ==========
NET INCOME PER COMMON SHARE
  Basic income per share                         $     2.81    $     2.83    $     1.97
                                                 ==========    ==========    ==========
  Diluted income per share                       $     2.80    $     2.81    $     1.94
                                                 ==========    ==========    ==========
Cash dividends declared and paid per
  common share                                   $      .90    $      .98    $     1.04
                                                 ==========    ==========    ==========
Average shares outstanding                            157.3         159.5         162.7
                                                 ==========    ==========    ==========










    The accompanying notes are an integral part of the financial statements.

BALANCE SHEET
IN MILLIONS EXCEPT PAR VALUE                                   DANA CORPORATION

                                                                DECEMBER 31
                                                                -----------
                                                             1996        1997
                                                           --------    --------
ASSETS
Cash and cash equivalents                                  $    271.5  $    422.7
Accounts receivable
   Trade, less allowance for doubtful accounts
     of $32.0 - 1996 and $33.9 - 1997                         1,420.6     1,439.4
   Other                                                         44.0       132.2
Inventories                                                   1,642.0     1,575.3
Lease financing                                               1,167.3     1,330.1
Investments and other assets                                  1,404.0     1,672.4
Deferred income tax benefits                                     57.0       139.5
Property, plant and equipment, net                            2,516.0     2,776.7
                                                           ----------  ----------
         Total assets                                      $  8,522.4  $  9,488.3
                                                           ==========  ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt                                            $  1,301.1  $  1,255.6
Accounts payable                                                657.2       759.7
Other liabilities                                             1,023.7     1,407.1
Deferred employee benefits                                    1,048.1     1,082.7
Long-term debt                                                1,886.7     2,227.2
                                                           ----------  ----------
         Total liabilities                                    5,916.8     6,732.3
                                                           ----------  ----------
Minority interest in consolidated subsidiaries                  170.9       153.6
                                                           ----------  ----------
Shareholders' equity
   Common stock, $1 par value, shares authorized, 240.0;
     shares issued, 161.0 - 1996 and 163.8 - 1997               161.0       163.8
   Additional paid-in capital                                   460.1       539.8
   Retained earnings                                          1,949.8     2,104.4
   Deferred equity adjustments                                 (136.2)     (205.6)
                                                           ----------  ----------
         Total shareholders' equity                           2,434.7     2,602.4
                                                           ----------  ----------
         Total liabilities and shareholders' equity        $  8,522.4  $  9,488.3
                                                           ==========  ==========


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF CASH FLOWS
IN MILLIONS                                                     DANA CORPORATION

                                                            YEAR ENDED DECEMBER 31
                                                         1995        1996        1997
                                                       --------    --------    --------
Net cash flows from operating activities               $  510.0    $  902.5    $  929.1
                                                       --------    --------    --------
Cash flows from investing activities:
  Purchases of property, plant and equipment             (513.7)     (469.0)     (579.1)
  Purchases of assets to be leased                       (400.3)     (426.3)     (452.3)
  Purchase of minority interest of Hayes-Dana Inc.        (92.4)
  Acquisitions                                           (234.3)     (301.9)     (601.0)
  Divestitures                                                         21.7       490.5
  Changes in investments and other assets                   1.5       (35.8)      (79.3)
  Loans made to customers and partnerships                (25.4)      (98.5)     (115.3)
  Payments received on leases                             201.0       209.7       250.4
  Proceeds from sales of certain assets                    93.4        73.1        33.6
  Proceeds from sales of leased assets                     48.8        20.3        26.0
  Payments received on loans                               16.6        20.8       155.0
  Other                                                    61.5        32.6        (5.3)
                                                       --------    --------    --------

Net cash flows - investing activities                    (843.3)     (953.3)     (876.8)
                                                       --------    --------    --------
Cash flows from financing activities:
  Net change in short-term debt                           203.4      (139.3)     (184.9)
  Issuance of long-term debt                            1,105.8     1,389.2     1,483.3
  Payments on long-term debt                             (907.4)     (982.7)   (1,067.9)
  Sale of accounts receivable                                          75.0
  Dividends paid                                         (139.1)     (152.9)     (164.8)
  Other                                                     9.1        12.9        33.2
                                                       --------    --------    --------
Net cash flows - financing activities                     271.8       202.2        98.9
                                                       --------    --------    --------
Net increase (decrease) in cash and cash equivalents      (61.5)      151.4       151.2
Cash and cash equivalents  - beginning of year            181.6       120.1       271.5
                                                       --------    --------    --------
Cash and cash equivalents  - end of year               $  120.1    $  271.5    $  422.7
                                                       ========    ========    ========

Reconciliation of net income to net
 cash flows from operating activities:
  Net income                                           $  442.8    $  450.9    $  320.1
  Depreciation and amortization                           327.4       376.6       450.3
  Unremitted earnings of affiliates                         4.3       (13.3)      (19.0)
  Deferred income taxes                                    34.5       106.8         2.5
  Minority interest                                         7.0        26.5        14.7
  Change in accounts receivable                          (110.9)        1.9       (64.7)
  Change in inventories                                  (143.4)      (24.9)       74.6
  Change in other operating assets                          3.9        39.4         9.1
  Change in operating liabilities                         (41.8)      (56.7)      274.9
  Additions to lease and loan loss reserves                17.2        11.0        12.3
  Gains on divestitures                                                (7.4)     (162.4)
  Other                                                   (31.0)       (8.3)       16.7
                                                       --------    --------    --------
Net cash flows from operating activities               $  510.0    $  902.5    $  929.1
                                                       ========    ========    ========



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF SHAREHOLDERS' EQUITY
IN MILLIONS                                                    DANA CORPORATION

                                                                 ADDITIONAL                      DEFERRED
                                                 COMMON           PAID-IN      RETAINED           EQUITY            SHAREHOLDERS'
                                                 STOCK            CAPITAL      EARNINGS         ADJUSTMENTS            EQUITY
                                                -------           -------      ---------        -----------          ---------
Balance, December 31, 1994                      $ 154.0           $ 393.7      $ 1,330.2           $(148.3)          $ 1,729.6

Net income for the year
  ended December 31, 1995                                                          442.8                                 442.8
Cash dividends declared                                                           (140.1)                               (140.1)
Issuance of shares in connection
  with acquisitions                                 4.5              15.7           16.5                                  36.7
Deferred translation adjustments                                                                     (26.5)              (26.5)
Deferred pension expense
  adjustments                                                                                          9.3                 9.3
Cost of shares reacquired                                            (1.0)                                                (1.0)
Issuance of shares for employee
  stock plans                                        .5              11.7                                                 12.2
                                                -------           -------      ---------        -----------          ---------
Balance, December 31, 1995                        159.0             420.1        1,649.4            (165.5)            2,063.0

Net income for the year
  ended December 31, 1996                                                          450.9                                 450.9
Cash dividends declared                                                           (154.4)                               (154.4)
Issuance of shares for defined
  benefit pension plans                             1.0              30.1                                                 31.1
Deferred translation adjustments                                                                      13.4                13.4
Deferred pension expense
  adjustments                                                                                         13.5                13.5
Net unrealized investment gains                                                                        2.4                 2.4
Cost of shares reacquired                           (.2)             (5.1)                                                (5.3)
Issuance of shares for director and
  employee stock plans                               .7              14.0                                                 14.7
Issuance of shares in connection
  with acquisitions                                  .5               1.0            3.9                                   5.4
                                                -------           -------      ---------        -----------          ---------

Balance, December 31, 1996                        161.0             460.1        1,949.8            (136.2)            2,434.7

Net income for the year
  ended December 31, 1997                                                          320.1                                 320.1
Cash dividends declared                                                           (165.2)                               (165.2)
Issuance of shares for defined
  benefit pension plans                             1.0              30.8                                                 31.8
Deferred translation adjustments                                                                     (71.4)              (71.4)
Deferred pension expense
  adjustments                                                                                         (2.3)               (2.3)
Net unrealized investment gains                                                                        4.3                 4.3
Cost of shares reacquired                           (.4)            (13.1)                                               (13.5)
Issuance of shares for
  employee stock plans                              1.7              44.5                                                 46.2
Issuance of shares in connection
  with acquisitions                                  .5              17.5            (.3)                                 17.7
                                                -------           -------      ---------        -----------          ---------
Balance, December 31, 1997                      $ 163.8           $ 539.8      $ 2,104.4         $  (205.6)          $ 2,602.4
                                                =======           =======      =========        ===========          =========


    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
IN MILLIONS EXCEPT SHARE AND PER SHARE AMOUNTS                  DANA CORPORATION

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Dana Corporation is a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Dana also owns Dana Credit Corporation (DCC), a leading provider of lease financing services in certain markets.

         The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates include depreciation and amortization of long lived assets, deferred tax asset and inventory valuations, environmental and warranty reserves, postemployment and postretirement benefits, residual values of leased assets and allowances for doubtful accounts. Actual results could differ from those estimates.

         The following summary of significant accounting policies of Dana Corporation is presented to assist the reader in evaluating the financial statements. Where appropriate, certain amounts in 1995 and 1996 have been reclassified to conform with the 1997 presentation.

PRINCIPLES OF CONSOLIDATION

         Dana's financial statements include all significant subsidiaries in which Dana has the ability to exercise significant influence over operating and financial policies. The accounts of certain international subsidiaries are included for fiscal years ended November 30. Affiliated companies (20% to 50% ownership) are generally recorded in the statements using the equity method of accounting. Operations of affiliates outside North America accounted for on the equity method of accounting are generally included for periods ended within two months of Dana's year end. Less than 20%-owned companies are included in the financial statements at the cost of Dana's investment. Dividends, royalties and fees from these cost basis affiliates are recorded in Dana's financial statements when received.

FOREIGN CURRENCY TRANSLATION

         The financial statements of the Company's subsidiaries and equity affiliates outside the United States (U.S.), located in non-highly inflationary economies, are measured using the local currency as the functional currency. Income and expense items are translated at average monthly rates of exchange. Gains and losses from currency transactions of these affiliates are included in net earnings. Assets and liabilities of these affiliates are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments are deferred as a separate component of shareholders' equity. For affiliates operating in highly inflationary economies, non-monetary assets are translated at historical exchange rates and monetary assets are translated at current exchange rates. Translation adjustments are included in the determination of income.

INVENTORIES

         Inventories are valued at the lower of cost or market. Except for inventories held by the former Echlin facilities, cost is generally determined on the last-in, first-out basis for U.S. inventories. The cost of other inventories, including those held by international entities, is determined on the first-in, first-out or average cost basis.

LEASE FINANCING

         Lease financing consists of direct financing leases, leveraged leases and equipment on operating leases. Income on direct financing leases is recognized by a method which produces a constant periodic rate of return on the outstanding investment in the lease. Income on leveraged leases is recognized by a method which produces a constant rate of return on the outstanding net investment in the lease, net of the related deferred tax liability, in the years in which the net investment is positive. Initial direct costs are deferred and amortized using the interest method over the lease period. Equipment under operating leases is recorded at cost, net of accumulated depreciation. Income from operating leases is recognized ratably over the term of the leases.

ALLOWANCE FOR LOSSES ON LEASE FINANCING

         Provisions for losses on lease financing receivables are determined on the basis of loss experience and assessment of prospective risk. Resulting adjustments to the allowance for losses are made to adjust net investment in lease financing to an estimated collectible amount. Income recognition is generally discontinued on accounts which are contractually past due and where no payment activity has occurred within 120 days. Accounts are charged against the allowance for losses when determined to be uncollectible. Accounts for which equipment repossession has commenced as the primary means of recovery are classified within other assets at their estimated realizable value.

GOODWILL

         Cost in excess of net assets of companies acquired is generally amortized over the estimated period of expected benefit, ranging from 10 to 40 years.

LOANS RECEIVABLE

         Loans receivable consist primarily of loans to partnerships in which DCC has an interest and loans secured by equipment and first mortgages on real property. The loans to partnerships are secured by the partnerships' assets. Income on all loans is recognized using the interest method. Interest income on impaired loans is recognized either as cash is collected or on a cost recovery basis as conditions warrant.

ALLOWANCE FOR LOSSES ON LOANS RECEIVABLE

         Provisions for losses on loans receivable are determined on the basis of loss experience and assessment of prospective risk. Resulting adjustments to the allowance for losses are made to adjust loans receivable to an estimated collectible amount. Income recognition is generally discontinued on accounts which are contractually past due and where no payment activity has occurred within 120 days. Accounts are charged against the allowance for losses when determined to be uncollectible.

REVENUE RECOGNITION

         The Company recognizes sales when products are shipped. Accruals for warranty costs, sales returns and other allowances are provided at the time of shipment based upon experience. Adjustments are made as facts and circumstances dictate.

INCOME TAXES

         Current tax liabilities and assets are recognized for the estimated taxes payable or refundable on the tax returns for the current year. Deferred tax liabilities or assets are recognized for the estimated future tax effects attributable to temporary differences and carryforwards that result from events that have been recognized differently between the financial statements and the tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax laws. Deferred tax assets are reduced, if necessary, by the amount of any tax benefits that are not expected to be realized. Dana uses the "flow-through" method of accounting for investment tax credits, except for investment tax credits arising from leveraged leases and certain direct financing leases for which the deferred method is used for financial statement purposes.

PROPERTIES AND DEPRECIATION

         Property, plant and equipment are valued at historical costs. Depreciation is recognized over the estimated useful lives of property, plant and equipment using primarily the straight-line method for financial reporting purposes and primarily accelerated depreciation methods for federal income tax purposes.

FINANCIAL INSTRUMENTS

         The reported fair values of financial instruments are based on a variety of factors. Where available, fair values represent quoted market prices for identical or comparable instruments. Where quoted market prices are not available, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of credit risk. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of December 31, 1996 and 1997, or that will be realized in the future.

DERIVATIVE FINANCIAL INSTRUMENTS

         The Company enters into various types of interest rate and foreign currency agreements but does not trade in derivative financial instruments. Gains and losses relating to qualifying hedges of firm commitments or anticipated transactions are deferred and recognized as adjustments of carrying amounts when the hedged transaction occurs. Interest rate swaps and caps are primarily used to manage exposure to fluctuations in interest rates. Differentials paid or received on interest rate agreements are accrued and recognized as adjustments to interest expense. Premiums paid on interest rate caps are amortized to interest expense over the terms of the agreements and unamortized premiums are included in other assets.

         DCC has one interest rate-based option which is marked to market and included in other liabilities. Changes in the fair value of this instrument are reported in other income.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION

         Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other societal and economic factors. Where the cost estimates result in a range of equally probable amounts, the lower end of the range is accrued.

PENSION PLANS

         Annual net periodic pension costs under the Company's defined benefit pension plans are determined on an actuarial basis. Dana's policy is to fund these costs as accrued, including amortization of the initial unrecognized net obligation over 15 years and obligations arising due to plan amendments over the period benefited, through deposits with trustees. Benefits are determined based upon employees' length of service, wages and a combination of length of service and wages.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

         Annual net postretirement benefits liability and expense under the Company's benefit plans are determined on an actuarial basis. Dana's current policy is to pay these benefits as they become due. Benefits are determined primarily based upon employees' length of service and include applicable employee cost sharing.

POSTEMPLOYMENT BENEFITS

         Annual net postemployment benefits liability and expense under the Company's benefit plans are accrued as service is rendered for those obligations that accumulate or vest and can be reasonably estimated. Obligations that do not accumulate or vest are recorded when payment of the benefits is probable and the amounts can be reasonably estimated.

NET INCOME PER COMMON SHARE

         Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," is effective for periods ending after December 15, 1997. Accordingly, basic and diluted income per share have been computed in accordance with this statement. Prior periods have been adjusted to conform with the provisions of this statement.

STATEMENT OF CASH FLOWS

         For purposes of reporting cash flows, the Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

MARKETABLE SECURITIES

        The majority of the Company's marketable securities satisfy the criteria for cash equivalents and are classified accordingly. The Company classifies the remainder of its marketable securities as available for sale. Available for sale securities, which are included in Investments and other assets, are carried at fair value and any unrealized gains or losses, net of income taxes, are reported as a component of deferred equity adjustments in shareholders' equity.

STOCK-BASED COMPENSATION

         SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

ACCOUNTING PRONOUNCEMENTS

         SFAS No. 130, "Reporting Comprehensive Income," was issued in June 1997. This statement requires the reporting of total comprehensive income, which includes net income and components of other comprehensive income such as foreign currency translation adjustments, unrealized investment gains and losses and minimum pension liability adjustments, in the financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," also issued in June 1997, requires expanded disclosure of segment information. Both statements are effective for fiscal years beginning after December 15, 1997 and will be adopted in 1998.

NOTE 2.  BUSINESS COMBINATION

         On July 9, 1998, Dana Corporation completed a merger with Echlin Inc. (Echlin), collectively referred to herein as Dana or the Company, by exchanging 59.6 million shares of its common stock for all of the common stock of Echlin. Each share of Echlin was exchanged for .9293 of one share of Dana common stock. In addition, outstanding Echlin stock options were converted at the same exchange ratio into options to purchase approximately 1.8 million shares of Dana common stock.

         The merger has been accounted for as a pooling of interests and accordingly all prior period consolidated financial statements have been restated to include the combined results of operations, financial position and cash flows of Echlin.

         Prior to the merger Echlin's fiscal year ended on August 31. In recording the business combination, Echlin's prior period financial statements have been restated to a year ended December 31 to conform with Dana's year end.

         The following information presents certain income statement data of the separate companies for the three years preceding the merger:

                                               1995                1996               1997
                                               ----                ----               ----
         Net sales
             Dana                         $    7,597.7        $    7,686.3        $    8,290.8
             Echlin                            2,874.0             3,292.5             3,620.2
                                          ------------        ------------        ------------
                                          $   10,471.7        $   10,978.8        $   11,911.0
                                          ============        ============        ============
         Net income (loss)
             Dana                         $      288.1        $      306.0        $      369.1
             Echlin                              154.7               144.9               (49.0)
                                          ------------        ------------        ------------
                                          $      442.8        $      450.9        $      320.1
                                          ============        ============        ============


         There were no material transactions between Dana and Echlin prior to the merger. The effects of conforming Echlin's accounting policies to those of Dana were not material.

         The Company recorded merger expense of $46 in the third quarter of 1998 related to the Echlin transaction. The majority of this expense is considered a capital expense for tax purposes, resulting in a $38 after-tax charge.

NOTE 3.  COMMON SHARES

         In connection with employee stock plans, Dana reacquired 36,372 shares in 1995, 171,770 in 1996 and 406,616 in 1997.

         In 1996 and in 1997, Dana contributed 1,000,000 shares of common stock to the Dana Corporation Pension Plans Trust.

         The following summarizes the common stock transactions for 1995, 1996 and 1997:

                                                          1995                1996                 1997
                                                          ----                ----                 ----
Outstanding at beginning of year                       154,048,482         159,046,494           161,010,241
Issued for acquisitions                                  4,501,103             475,126               493,559
Issued for director and employee
 stock plans                                               533,281             660,391             1,713,122
Issued for defined benefit pension plans                                     1,000,000             1,000,000
Reacquired and retired                                     (36,372)           (171,770)             (406,616)
                                                           -------            --------              --------
Outstanding at end of year                             159,046,494         161,010,241           163,810,306
                                                       ===========         ===========           ===========
Average outstanding for the year (basic)               157,298,720         159,487,978           162,743,602
                                                       -----------         -----------           -----------

Plus:    Incremental shares from assumed
            conversion of -
              Deferred compensation units                   39,007              19,971               424,615
              Deferred restricted stock units                                                          6,357
              Stock options                                519,822             753,955             1,402,763
                                                           -------             -------             ---------
         Potentially dilutive shares                       558,829             773,926             1,833,735
                                                           -------             -------             ---------
Adjusted average shares outstanding
   for the year (diluted)                              157,857,549         160,261,904           164,577,337
                                                       ===========         ===========           ===========

         There are 5,000,000 common shares reserved for issuance in the event that the Company issues debt securities with exchange, conversion or redemption rights under its 1997 universal shelf registration.

NOTE 4.  PREFERRED SHARE PURCHASE RIGHTS

         Under Dana's Preferred Share Purchase Rights Plan (Rights Plan), which is designed to deter coercive or unfair takeover tactics, one Preferred Share Purchase Right (Right) has been issued on each share of Dana common stock outstanding on and after July 25, 1996. Each Right entitles the holder to purchase 1/1000th of a share of Dana Series A Junior Participating Preferred Stock, no par value, under certain circumstances. The Rights have no voting rights and will expire on July 15, 2006, unless exercised, redeemed or exchanged sooner.

         Generally, the Rights will not be exercisable (or transferable apart from the Dana common shares to which they are attached) unless a person or group (Acquiring Person) becomes the beneficial owner of 15% or more of Dana's outstanding common shares or commences a tender offer that would result in its acquisition of a 15% position. In that event, the Rights will become exercisable (except those owned by the Acquiring Person, which will become void), entitling the holder of each Right to purchase, for $110 per share (subject to adjustment, the Purchase Price), a number of Dana common shares having a market value equal to two times the Purchase Price.

         In addition, if Dana engages in certain mergers with or sells 50% or more of its assets or earning power to an Acquiring Person (or persons acting for or with an Acquiring Person), or engages in similar transactions, the Rights will become exercisable (except those owned by the Acquiring Person, which will become void), entitling the holder of each Right to purchase a number of common shares of the acquiring or surviving company having a market value (as determined under the Rights Plan) equal to two times the Purchase Price.

         Dana's Board may redeem the Rights at a price of $.01 each at any time before any person or group acquires 15% or more of Dana's common shares. If any person or group becomes an Acquiring Person, but acquires less than 50% of Dana's common shares, the Board may exchange each Right for one share of Dana common stock.

NOTE 5.  PREFERRED SHARES

         Dana has authorized 5,000,000 shares of preferred stock, without par value, including 1,000,000 shares which have been reserved for issuance under the Rights Plan. At December 31, 1997, no shares of preferred stock had been issued.

NOTE 6.  INVENTORIES

         The components of inventory are as follows:

                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                           1996           1997
                                                                                           ----           ----
Raw materials                                                                          $    386.2       $  420.1
Work in process and finished goods                                                        1,255.8        1,155.2
                                                                                       ----------        -------
                                                                                       $  1,642.0       $1,575.3
                                                                                       ==========       ========

         Inventories amounting to $437.2 and $467.7 at December 31, 1996 and 1997, respectively, were valued using the LIFO method. If all inventories were valued at replacement cost, inventories would be increased by $121.4 and $125.4 at December 31, 1996 and 1997, respectively.

NOTE 7.  INTERNATIONAL OPERATIONS

         The following is a summary of the significant financial information of Dana's consolidated international subsidiaries:

                                                                                       DECEMBER 31
                                                                                       -----------
                                                                         1995             1996          1997
                                                                         ----             ----          ----
Assets                                                               $ 2,665.0       $  3,306.2     $  3,533.6
Liabilities                                                            1,462.5          1,888.8        1,905.0
Net sales                                                              3,095.4          3,270.5        3,621.2
Net income                                                               182.1            171.4          159.3
Dana's equity in:
    Net assets                                                         1,046.9          1,245.8        1,394.5
    Net income                                                           141.9            140.2          140.4

         Cumulative undistributed earnings of international subsidiaries for which U.S. income taxes, exclusive of foreign tax credits, have not been provided approximated $805.3 at December 31, 1997. Management intends to permanently reinvest undistributed earnings of Dana's international subsidiaries; accordingly, no U.S. income taxes have been provided on these undistributed earnings. If the total undistributed earnings of international subsidiaries had been remitted in 1997, a significant amount of the additional tax provision would have been offset by foreign tax credits.

         Dana's consolidated international subsidiaries are located throughout the world with no individual subsidiary or the aggregate of all subsidiaries within a given country accounting for more than 10% of consolidated sales or assets. With the exception of certain subsidiaries located in Brazil, the functional currency of the Company's international subsidiaries is the local currency. Beginning in 1998, Brazil will report using the local currency as the functional currency. Certain subsidiaries have transactions in currencies other than their functional currencies and from time to time enter into forward and option contracts to hedge the purchase of inventory and fixed assets or to sell nonfunctional currency receipts. Currency forward and option contracts in the aggregate are not material.

         Dana has equity interests in a number of affiliated companies in Mexico, South America, Asia and other areas of the world. The following is a summary of the significant financial information of affiliated companies accounted for on the equity method:

                                                                                        DECEMBER 31
                                                                         1995              1996             1997
                                                                         ----              ----             ----
Current assets                                                         $343.3           $ 371.4           $355.8
Other assets                                                            244.2             272.6            276.4
Current liabilities                                                     463.4             349.3            243.2
Other liabilities                                                        54.8             180.3            132.4
Shareholders' equity                                                     69.3             114.4            256.6
Net sales                                                               682.5             743.1            803.9
Gross profit                                                            140.8             125.2            159.2
Net income (loss)                                                       (22.1)             21.1             56.2
Dana's equity in:
    Net assets                                                           44.8              61.1            114.4
    Net income (loss)                                                    (8.4)             10.7             26.8


NOTE 8.  INVESTMENTS IN PARTNERSHIPS

         DCC has ownership interests in several partnerships which are accounted for under the equity method. In certain of these partnerships, DCC has ownership interests exceeding 50%; however, they are not consolidated because DCC has no general partner interest and only limited ability to control the partnerships' activities. The partnerships are involved primarily in the leasing or financing of equipment or real estate to commercial entities. DCC's share of earnings of partnerships is included in income as earned. The investment in partnerships is reduced as distributions are received.

         Summarized financial information of the partnerships on a combined basis is as follows:

                                                                                        DECEMBER 31
                                                                           1995            1996           1997
                                                                           ----            ----           ----
Assets                                                                   $ 932.4        $ 900.3        $1,076.0
Liabilities                                                                757.7          797.1           964.7
Partners' capital                                                          174.7          103.2           111.3
Revenue                                                                    116.2           78.0           106.8
Net income                                                                   9.0            7.0             8.8

DCC's investments in partnerships                                           44.5           25.8            75.1
DCC's earnings from investments in partnerships                              4.9            2.7             3.2

         The investments in partnerships include $19.2 representing amounts invested in excess of DCC's share of the partnerships' book basis in net assets. These amounts are amortized against earnings from partnerships over the expected investment lives of the partnerships.

NOTE 9.  SHORT-TERM DEBT

         Short-term funds for certain U.S. and international operations are obtained through the issuance of commercial paper, short-term notes payable to banks and bank overdrafts.

         At December 31, 1997, Dana, excluding DCC, had $315.3 of commercial paper outstanding, $108.8 borrowed against uncommitted bank lines, $366.0 of domestic notes and $140.6 of notes payable at its international subsidiaries. DCC had $178.6 of commercial paper issued, $120.9 of notes payable and $25.4 borrowed against committed borrowing lines.

         Dana, excluding DCC, and DCC had committed borrowing lines of $1,175.0 and $442.1, respectively, and uncommitted borrowing lines of $1,047.4 and $479.2. The banks providing committed lines are compensated with facility or commitment fees. Amounts paid are not considered to be material and no fees are required for the uncommitted bank lines.

         Selected details of short-term borrowings are as follows:

                                                                                                    WEIGHTED
                                                                                                     AVERAGE
                                                                                                    INTEREST
                                                                                       AMOUNT          RATE
                                                                                       ------          ----
Balance at December 31, 1996                                                         $ 1,301.1          5.8%
Average during 1996                                                                    1,330.9          5.8
Maximum during 1996 (month end)                                                        1,535.2          5.7

Balance at December 31, 1997                                                         $ 1,255.6          5.5%
Average during 1997                                                                    1,236.9          5.6
Maximum during 1997 (month end)                                                        1,501.1          5.8

         The Company has an agreement with a financial institution under which it may sell, without recourse, up to $200 in undivided fractional interests in designated pools of trade receivables. Accounts receivable at December 31, 1996 and 1997 are presented net of the $200 of trade receivables sold under this agreement.

NOTE 10.  LONG-TERM DEBT

                                                                                                DECEMBER 31
                                                                                                -----------
                                                                                           1996           1997
                                                                                           ----           ----
Dana, excluding consolidated subsidiaries, indebtedness --
Unsecured notes payable, fixed rates, 5.44% - 7.39%,
  due 1998 to 2002                                                                    $   875.0         $1,120.0
Unsecured notes payable, variable rates, 6.45% - 6.54%,
  due 1998                                                                                 60.0             60.0
Various industrial revenue bonds and other                                                  9.0              7.8

DCC indebtedness --
Various notes payable, unsecured, variable rates,
   4.03% - 8.05%, due 1998 to 2002                                                        381.5            525.1
Various notes payable, unsecured, fixed rates, 5.98% - 9.68%,
  due 1998 to 2006                                                                        303.1            378.6
Various notes payable, non-recourse to issuer, fixed rates
  averaging 6.80% - 12.05%, due 1998 to 2010                                               23.7             58.2

Indebtedness of other consolidated subsidiaries                                           234.4             77.5
                                                                                          -----             ----
                                                                                      $ 1,886.7         $2,227.2
                                                                                      =========         ========


         Interest paid on short-term and long-term debt was $186.8, $193.6 and $236.2 during 1995, 1996 and 1997, respectively.

         The aggregate amounts of maturities of all long-term debt for each of the five years succeeding December 31, 1997 are as follows: 1998, $437.4; 1999, $396.4; 2000, $472.8; 2001, $417.7 and 2002, $299.5.

         Under a universal shelf registration filed in December 1997, the Company was authorized to issue debt or equity securities, or a combination thereof, in an aggregate amount not to exceed $600. In March 1998, the Company issued $200 of 7.0% unsecured notes due March 15, 2028 and $150 of 6.5% unsecured notes due March 15, 2008.

NOTE 11.  INTEREST RATE AGREEMENTS

         Dana and DCC enter into interest rate agreements to manage interest rate risk, thereby reducing exposure to future interest rate movements. Under interest rate swap agreements, Dana agrees with other parties to exchange, at specific intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional amount. At December 31, 1997, Dana was committed to pay an average fixed rate of 6.6% and receive a variable rate of 6.4% on notional amounts of $60. These interest rate swaps expire in 1998.

         At December 31, 1997, DCC was committed to pay an average variable rate of 5.83% and receive a fixed rate of 5.14% on notional amounts of $15 and to receive an average variable rate of 6.2% and pay an average fixed rate of 7.1% on notional amounts of $420. DCC's notional amounts of interest rate swaps expire as follows: 1998, $81.5; 1999, $98.7; 2000, $156.8; 2001, $46.5 and 2002,
$51.5.

         To reduce its interest rate obligations under an existing swap agreement having a notional amount of $70.0, DCC granted the counterparty an option, expiring in 2000, to extend the original maturity to 2007 at a fixed rate to DCC of 9%. This option, which had been marked to market, was terminated on June 30, 1998 by payment of the recorded liability of $11.0 to the counterparty.

NOTE 12.  STOCK OPTION PLANS

         The Company's 1992 and 1997 Stock Option Plans provide for the granting of options to designated employees at prices no less than 100% of the market value at the date of grant. The options are exercisable for a period not to exceed ten years from date of grant. The plans provide for the granting of stock appreciation rights separately or in conjunction with all or any part of an option, either at the time of grant or at any subsequent time during the term of the option.

         The following summarizes the stock option transactions for the years ended December 31, 1995, 1996 and 1997:

                                                                    NUMBER               WEIGHTED AVERAGE
                                                                   OF SHARES              EXERCISE PRICE
                                                                   ---------              --------------
Outstanding at
    December 31, 1994                                               5,970,561                $23.00
         Granted - 1995                                             1,205,784                 32.67
         Exercised - 1995                                            (445,807)                19.11
         Cancelled - 1995                                             (34,994)                22.11
                                                                    ---------
Outstanding at
    December 31, 1995                                               6,695,544                $25.01
         Granted - 1996                                             1,621,079                 28.82
         Exercised - 1996                                            (559,211)                19.87
         Cancelled - 1996                                             (33,266)                29.68
                                                                   ----------
Outstanding at
    December 31, 1996                                               7,724,146                $26.15
         Granted - 1997                                             2,258,199                 37.96
         Exercised - 1997                                          (1,627,188)                22.78
         Cancelled - 1997                                            (127,549)                29.76
                                                                   ----------

Outstanding at
    December 31, 1997                                               8,227,608                $30.01
                                                                   ==========


                                                 WEIGHTED
                                                  AVERAGE          WEIGHTED                           WEIGHTED
     RANGE OF               NUMBER OF            REMAINING          AVERAGE        NUMBER OF           AVERAGE
     EXERCISE                OPTIONS            CONTRACTUAL        EXERCISE         OPTIONS           EXERCISE
      PRICES               OUTSTANDING         LIFE IN YEARS         PRICE        EXERCISABLE           PRICE
     --------              -----------         -------------       --------       -----------         --------
 $11.03 -  $19.64              750,891            2.6              $15.34             750,891          $15.34
  20.16 -   29.06            3,465,210            6.6               26.47           2,269,716           25.50
  31.06 -   40.08            4,011,507            8.6               35.81           1,331,404           33.73
                           -----------                                            -----------
                             8,227,608                                              4,352,011
                           ===========                                            ===========


         At December 31, 1997, 3,891,287 shares were available for future grants. The total shares available for future grants include 350,000 shares which may, at the discretion of a committee of the Board, be issued for stock distributions under the Company's Additional Compensation Plan (ACP).

         No expense has been charged to income relating to stock options. If the fair value method of accounting for stock options prescribed by SFAS No. 123 had been used, the expense relating to the stock options would have been $1.6 in 1995, $3.3 in 1996 and $5.6 in 1997. Pro forma net income and earnings per share would have been as follows:

                                                  1995                     1996                    1997
                                                  ----                     ----                    ----
Net Income                                       $441.2                   $447.6                  $314.5

Basic EPS                                          2.80                     2.81                    1.93
Diluted EPS                                        2.79                     2.79                    1.91

         The above pro forma effect on net income is not representative of the pro forma effect on net income that will be disclosed in future years because it does not take into consideration pro forma compensation expense relating to grants made prior to 1995.

         The fair value of each option grant was estimated on the date of grant using the Black-Scholes model with the following assumptions:

                                            1995                   1996                        1997
                                            ----                   ----                        ----
Risk-free interest rate                  5.73 - 6%               6.13 - 6.5%                  6.1  - 6.2%
Dividend yield                           2.8  - 3%               2.5  - 3.0%                  2.6%
Expected life                            5.4 -  6.2 years        5.4  - 5.5 years             5.3 years
Stock price volatility                  24.3 - 29.3%            20.5 - 27.3%                 19.6 - 21.3%

         The Company also has a Directors' Stock Option Plan (Plan) for non-employee directors. The Plan provides for the automatic granting of options at prices equal to the market value at the date of grant. The options are exercisable after one year for a period not to exceed ten years from date of grant. In 1995, options were granted to purchase 24,000 shares at $24.81 per share. No options were exercised under this plan during 1995. During 1996, options were granted to purchase 21,000 shares at $32.25 per share, options to purchase 6,000 shares were exercised at $26.56 per share and 3,000 options were forfeited. During 1997, options were granted to purchase 24,000 shares at $31.81 per share. No options were exercised under this Plan during 1997. At December 31, 1997, there were 99,000 options outstanding at exercise prices ranging from $24.25 to $32.25 per share, options for 75,000 shares were exercisable and there were 22,000 shares available for future grants.

         The directors of Echlin participated in the 1996 Non-Executive Director Stock Option Plan under which options for 232,325 shares were authorized for issuance to non-employee directors. Options were granted at market value at the date of grant, were exercisable after one year and expire ten years from date of grant, except in the event of the retirement or death of the director. During 1996, options to purchase 73,554 shares were granted at a weighted-average price of $33.49 per share. Options for 2,974 shares were cancelled in 1996. During 1997, options were granted to purchase 25,091 shares at $37.93 per share; no options were exercised or cancelled. At December 31, 1997, there were 95,671 options outstanding at exercise prices ranging from $33.49 to $37.93 per share; 70,580 of these options were exercisable.

NOTE 13.  STOCK PURCHASE PLAN

         The majority of full-time U.S. and certain non-U.S. employees are eligible to participate in Dana's Amended Employees' Stock Purchase Plan (SPP). The SPP provides that participants may authorize Dana to withhold up to 15% of their earnings and deposit such amounts with an independent custodian. The custodian, as nominee for the participants, causes Dana common stock to be purchased at prevailing market prices. The shares purchased are allocated to the participants' accounts and upon request are distributed to the participants.

         Under the SPP, Dana contributes on behalf of each participant up to 50% of the participant's contributions. The Company's contributions will accumulate over a five-year period, provided that the shares are left in the SPP. If any shares are withdrawn by a participant before the end of five years, the amount of the Company match toward those shares will depend on the period of time that the shares have been in the SPP. The custodian has caused to be purchased 1,025,354 shares in 1995, 1,069,720 shares in 1996 and 947,950 shares in 1997 of
Dana's common stock on behalf of the employees and the Company's charge to expense amounted to $5.2 in 1995, $6.3 in 1996 and $7.4 in 1997.

NOTE 14.  ADDITIONAL COMPENSATION PLANS

         Dana has numerous additional compensation plans, including gain sharing and group incentive plans, which provide for payments computed under formulas which recognize increased productivity and improved performance. The total amount earned by Dana employees from all such plans amounted to $127.6, $110.6 and $138.7 in 1995, 1996 and 1997, respectively.

         Under the ACP, in which certain officers and other key employees participate, a percentage of participants' compensation is accrued for additional compensation if certain profit levels are attained. Awards under the ACP are paid in cash immediately or, at the discretion of the Board's Compensation Committee, are deferred. Deferred awards may be paid in cash, stock or a combination of both. Dana awarded (based on prior period performance) $10.6 in 1995, $14.2 in 1996 and $11.3 in 1997; in addition, 16,891, 16,438 and 7,074 shares of Dana's common stock were issued and amounts equivalent to dividends and interest of $.6, $.7 and $.9 were credited to deferred awards in 1995, 1996 and 1997, respectively. Total charges to expense relating to the ACP amounted to $16.1 in 1995, $13.2 in 1996 and $20.4 in 1997.

         The Company also has the 1989 Restricted Stock Plan (RSP) whereby certain key employees are granted restricted shares of common stock subject to forfeiture until the restrictions lapse or terminate. With certain exceptions, the employee must remain with the Company for a period of years after the date of grant to receive the full number of shares granted. Shares granted in 1995, 1996 and 1997 were 24,000, 25,000 and 47,245, respectively. In 1997, the RSP plan was amended to allow the participants to convert restricted stock into restricted stock units under certain conditions. During 1997, 27,491 restricted shares were converted to restricted units. The restricted units are payable in unrestricted stock upon retirement or termination of employment. Total charges to expense for the RSP amounted to $.6, $.8 and $.9 in 1995, 1996 and 1997, respectively. At December 31, 1997, 564,948 shares were authorized for future issuance under the RSP.

NOTE 15.  PENSIONS

         Dana provides retirement benefits for substantially all of its employees under several defined benefit and defined contribution pension plans. Pension expense approximated $72.5 in 1995, $84.8 in 1996 and $81.1 in 1997.

         In 1996 and in 1997, in addition to cash contributions, 1,000,000 shares of Dana common stock, with a market value of $31.1 in 1996 and $31.8 in 1997, were contributed to the Dana Corporation Pension Plans Trust.

         Net periodic pension cost for defined benefit plans is computed as follows:

                                                                               YEAR ENDED DECEMBER 31
                                                                               ----------------------
                                                                       1995             1996              1997
                                                                       ----             ----              ----
Service cost                                                         $ 47.1           $  60.7           $ 62.5
Interest cost                                                         139.4             144.4            149.6
Actual return on plan assets                                         (426.1)           (212.6)          (422.5)
Amortization of unrecognized prior service cost                         9.9              17.1             15.9
Amortization of initial unrecognized net obligation                     3.4               2.6              2.6
Unrecognized gain                                                     287.1              60.3            254.8
                                                                      -----              ----            -----
Net periodic pension cost                                            $ 60.8           $  72.5           $ 62.9
                                                                     ======           =======           ======


The funded status of defined benefit plans at December 31, 1996 was as follows:

                                                                    ACCUMULATED        ASSETS
                                                                     BENEFITS          EXCEED
                                                                      EXCEED         ACCUMULATED
                                                                      ASSETS          BENEFITS         TOTAL
                                                                    -----------      -----------      --------
Actuarial present value of:
  Vested benefits                                                    $ 578.0          $1,203.4       $ 1,781.4
  Non-vested benefits                                                   50.4              98.2           148.6
                                                                    -----------      -----------     ---------
Accumulated benefit obligation                                       $ 628.4         $ 1,301.6       $ 1,930.0
                                                                    ===========      ===========     =========
Actuarial present value of projected benefit
  obligation                                                         $(664.9)        $(1,411.7)     $ (2,076.6)
Plan assets at fair value                                              545.3           1,622.0         2,167.3
                                                                    -----------      -----------     ---------
Funded status                                                        $(119.6)        $   210.3      $     90.7
                                                                    ===========      ===========     =========
Unrecognized prior service cost                                      $ (18.2)        $   (60.7)     $    (78.9)
Unrecognized net gain (loss)                                            (2.8)            222.9           220.1
Accrued pension cost                                                   (88.8)             48.0           (40.8)
Unrecognized initial obligation                                         (9.8)               .1            (9.7)
                                                                    -----------      -----------     ---------
                                                                     $(119.6)        $   210.3      $     90.7
                                                                    ===========      ===========     =========

         The funded status of defined benefit plans at December 31, 1997 was as follows:

                                                                    ACCUMULATED        ASSETS
                                                                     BENEFITS          EXCEED
                                                                      EXCEED         ACCUMULATED
                                                                      ASSETS          BENEFITS         TOTAL
                                                                    -----------      -----------     ---------
Actuarial present value of:
  Vested benefits                                                    $  168.3         $ 1,729.1      $ 1,897.4
  Non-vested benefits                                                    11.6              98.5          110.1
                                                                    ----------       -----------     ---------
Accumulated benefit obligation                                       $  179.9         $ 1,827.6      $ 2,007.5
                                                                    ==========       ===========     =========
Actuarial present value of projected benefit
  obligation                                                         $ (210.4)        $(1,943.5)     $(2,153.9)
Plan assets at fair value                                               126.3           2,311.0        2,437.3
                                                                    ----------       -----------     ---------
Funded status                                                        $  (84.1)        $   367.5         $283.4
                                                                    ==========       ===========     =========
Unrecognized prior service cost                                      $   (6.7)        $   (67.2)     $   (73.9)
Unrecognized net gain (loss)                                             (7.6)            380.5          372.9
Accrued pension cost                                                    (73.7)             65.0           (8.7)
Unrecognized initial obligation                                           3.9             (10.8)          (6.9)
                                                                    ----------       -----------     ---------
                                                                     $  (84.1)        $   367.5      $   283.4
                                                                    ==========       ===========     =========


         The assumptions used to determine pension costs and projected benefit obligations are as follows:

                                                                             U.S. PLANS
                                                               ------------------------------------
                                                               1995              1996          1997
                                                               ----              ----          ----
Expected long-term rates
 of return on plan assets                                   8.5 - 10%        8.5 - 10%       8.75 - 10%
Discount rates                                              6.75 - 8%        7.5 - 8.25%     7 - 8%
Rates of increase in future
 compensation levels                                        4.63 - 5%        4.31 - 5%       4.31 - 5%

                                                                         INTERNATIONAL PLANS
                                                               ------------------------------------
                                                               1995              1996          1997
                                                               ----              ----          ----
Expected long-term rates
 of return on plan assets                                    8 - 9.5%         8 - 9.5%        7.5 - 9%
Discount rates                                               7 - 9%           7 - 8.75%       5 - 8.5%
Rates of increase in future
 compensation levels                                         3 - 7.5%         3 - 7.5%        2.5 - 7.5%

         Plan assets are invested in a diversified portfolio that consists primarily of equity and debt securities.

NOTE 16.  MEDICAL CARE AND OTHER BENEFITS

         Dana and certain of its subsidiaries provide medical and life insurance benefits for certain active and retired employees. These benefits are provided through various insurance carriers whose charges to Dana are based on the benefits paid during the year. Substantially all of the retiree medical cost relates to North American retirees since most international retirees are covered by government-sponsored programs.

         Net annual postretirement benefit cost is computed as follows:

                                                                                YEAR ENDED DECEMBER 31
                                                                                ----------------------
                                                                        1995             1996             1997
                                                                       ------           -------          ------
Service cost                                                           $  9.2           $  11.2          $ 12.6
Interest cost                                                            58.4              58.7            67.0
Net amortization and deferral                                           (17.2)            (13.8)           (8.1)
                                                                       ------           -------          ------
Net annual postretirement benefit cost                                 $ 50.4           $  56.1          $ 71.5
                                                                       ======           =======          ======



         Postretirement benefit obligations, none of which are funded, are summarized as follows:

                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                          1996             1997
                                                                                          ----             ----
Accumulated postretirement benefit obligations:
  Retirees and dependents                                                               $ 590.5           $670.4
  Active participants eligible to retire and receive benefits                             117.5            143.7
  Active participants not yet fully eligible                                              143.5            177.5
                                                                                        -------           ------
Total accumulated postretirement benefit obligation                                       851.5            991.6
Unamortized plan amendments                                                                59.7             50.9
Unamortized net loss                                                                      (67.1)          (153.0)
                                                                                        -------           ------
Accrued postretirement benefits other than pensions                                     $ 844.1           $889.5
                                                                                        =======           ======


         The discount rate used in determining the accumulated postretirement benefit obligation was 7.75% in 1996 and 7% in 1997. The assumed medical costs trend rates result in per capita net incurred medical claims increasing 7.8% in 1998. The rate decreases to 5% over an 11-year period. If the assumed medical costs trend rates were increased by 1%, the accumulated postretirement benefit obligation as of December 31, 1997 would increase by $78.9 and the aggregate of the service and interest cost components of the net annual postretirement benefit cost would be increased by $6.9.

NOTE 17.  BUSINESS SEGMENTS

         Dana operates principally in three business segments: Vehicular, Industrial and Lease Financing. The Vehicular segment consists primarily of operations which manufacture and market drivetrain components (axles, driveshaft and structural components), engine parts (gaskets and sealing systems, piston rings, condensers, distributors, ignition coils and filtration products), structural components (vehicle frames, engine cradles and rails), chassis products (steering and suspension components), brake parts (hydraulic brake master cylinders, new and remanufactured brake shoes, drums and disc pads) and other parts primarily manufactured for original equipment manufacturers (power steering pumps, coupled hose systems and heavy duty windshield wiper systems). The Industrial segment operations manufacture and market various products, including components for industrial power transmission products (electrical and mechanical brakes and clutches, drives and motion control devices) and components for fluid power systems (pumps, cylinders and control valves). The Lease Financing segment consists of DCC, whose primary operating subsidiaries are engaged in leasing and finance operations.

         Lease financing revenue includes lease financing income, fees and interest. Other income includes dividends, interest and the gains recorded on divestitures. Other expense includes interest and corporate expenses. Corporate assets include cash, marketable securities, accounts receivable and investments (excluding assets which can be identified to lease financing).

         The "Other International" geographic area is comprised primarily of Brazil and Canada, neither of which exceeds 10% of the consolidated amounts. Interarea transfers between countries are transferred at the prevailing market price. Export sales from the U.S. to customers outside the U.S. amounted to $626.3 in 1995, $737.1 in 1996 and $781.6 in 1997. Total export sales (including sales to Dana's international subsidiaries which are eliminated for financial statement presentation) were $855.7, $961.8 and $1,077.8 in 1995, 1996 and 1997, respectively.

         Worldwide sales to Ford Motor Company and subsidiaries amounted to $1,464.5, $1,528.2 and $1,757.1 in 1995, 1996 and 1997, respectively, which represented 14%, 14% and 15% of Dana's consolidated sales. Sales to Chrysler Corporation and subsidiaries in 1996 and 1997 amounted to $1,161.4 and $1,269.4, respectively, representing 11% and 11% of Dana's consolidated sales. Sales to Ford and Chrysler were primarily from the Company's Vehicular segment. No other customer accounted for more than 10% of Dana's consolidated sales.

NOTES TO FINANCIAL STATEMENTS
IN MILLIONS                                                     DANA CORPORATION

                                                                                      LEASE
                                                  VEHICULAR        INDUSTRIAL        FINANCING     CONSOLIDATED
                                                  ----------       ---------         ---------     ------------
Year Ended December 31, 1995

Sales to customers                                $  8,806.1       $ 1,664.2         $     1.4       $ 10,471.7
Lease financing revenue                                                                  155.3            155.3
                                                  ----------       ---------         ---------       ----------
         Total revenue                            $  8,806.1       $ 1,664.2         $   156.7       $ 10,627.0
                                                  ==========       =========         =========       ==========
Operating income                                  $    839.5       $   123.5         $    22.8       $    985.8
                                                  ==========       =========         =========
Other income                                                                                               33.7
Other expense                                                                                            (273.7)
                                                                                                     ----------
Income before income taxes                                                                           $    745.8
                                                                                                     ==========
Assets identified to segments                     $  4,106.8       $   694.2         $ 1,468.4       $  6,269.4
                                                  ==========       =========         =========
Corporate assets                                                                                        1,544.3
                                                                                                     ----------
         Total assets                                                                                $  7,813.7
                                                                                                     ==========
Depreciation                                      $    249.8       $    47.8         $     2.0
                                                  ==========       =========         =========
Capital expenditures                              $    432.7       $    65.6         $    10.7
                                                  ==========       =========         =========

Year Ended December 31, 1996
Sales to customers                                $  9,251.3       $ 1,727.5                         $ 10,978.8
Lease financing revenue                                                              $   176.5            176.5
                                                  ----------       ---------         ---------       ----------
         Total revenue                            $  9,251.3       $ 1,727.5         $   176.5       $ 11,155.3
                                                  ==========       =========         =========       ==========
Operating income                                  $    817.6       $   129.5         $    39.6       $    986.7
                                                  ==========       =========         =========
Other income                                                                                               34.0
Other expense                                                                                            (311.9)
                                                                                                     ----------
Income before income taxes                                                                           $    708.8
                                                                                                     ==========
Assets identified to segments                     $  4,556.6       $   735.5         $ 1,669.1       $  6,961.2
                                                  ==========       =========         =========
Corporate assets                                                                                        1,561.2
                                                                                                     ----------
         Total assets                                                                                $  8,522.4
                                                                                                     ==========
Depreciation                                      $    276.8       $    60.0         $     5.8
                                                  ==========       =========         =========
Capital expenditures                              $    363.7       $    76.6         $    12.7
                                                  ==========       =========         =========

Year Ended December 31, 1997

Sales to customers                                $  9,792.5       $ 2,118.5                         $ 11,911.0
Lease financing revenue                                                              $   193.6            193.6
                                                  ----------       ---------         ---------       ----------
         Total revenue                            $  9,792.5       $ 2,118.5         $   193.6       $ 12,104.6
                                                  ==========       =========         =========       ==========
Operating income                                  $    765.4       $   181.4         $    35.7       $    982.5
                                                  ==========       =========         =========
Restructuring and rationalization                     (307.1)          (20.5)                            (327.6)
Other income                                                                                              306.3
Other expense                                                                                            (357.0)
                                                                                                     ----------
Income before income taxes                                                                           $    604.2
                                                                                                     ==========
Assets identified to segments                     $  4,956.8       $   914.6         $ 1,860.9       $  7,732.3
                                                  ==========       =========         =========
Corporate assets                                                                                        1,756.0
                                                                                                     ----------
         Total assets                                                                                $  9,488.3
                                                                                                     ==========
Depreciation                                      $    324.3       $    68.3         $     4.5
                                                  ==========       =========         =========
Capital expenditures                              $    483.9       $    83.1         $    12.1
                                                  ==========       =========         =========

NOTES TO FINANCIAL STATEMENTS
IN MILLIONS                                                    DANA CORPORATION

                                                                                                        ADJUSTMENTS
                                                     UNITED                             OTHER               AND
                                                     STATES           EUROPE        INTERNATIONAL      ELIMINATIONS      TOTAL
                                                     ------           ------        -------------      ------------      -----
Year Ended December 31, 1995
Sales to customers                                 $ 7,466.9         $1,583.1         $ 1,421.7                        $ 10,471.7
Lease financing revenue                                104.0             37.3              14.0                             155.3
Interarea transfers                                    224.9             21.2             203.8          $(449.9)
                                                   ---------         --------         ---------          -------       ----------
                                                   $ 7,795.8         $1,641.6         $ 1,639.5          $(449.9)      $ 10,627.0
                                                   =========         ========         =========          =======       ==========
Operating income                                   $   750.9         $  102.7         $   132.2                        $    985.8
Other income                                            10.3                               23.4                              33.7
Other expense                                         (263.4)           (11.1)               .8                            (273.7)
                                                   ---------         --------         ---------                        ----------
Income before income taxes                         $   497.8         $   91.6         $   156.4                        $    745.8
                                                   =========         ========         =========                        ==========
Assets identified                                  $ 3,952.5         $1,368.7         $   948.2                        $  6,269.4
Corporate assets                                     1,236.2            135.4             172.7                           1,544.3
                                                   ---------         --------         ---------                        ----------
         Total assets                              $ 5,188.7         $1,504.1         $ 1,120.9                        $  7,813.7
                                                   =========         ========         =========                        ==========
Year Ended December 31, 1996
Sales to customers                                 $ 7,807.4         $1,744.4         $ 1,427.0                        $ 10,978.8
Lease financing revenue                                122.4             45.2               8.9                             176.5
Interarea transfers                                    217.0             28.6             212.0          $(457.6)
                                                   ---------         --------         ---------          -------       ----------
                                                   $ 8,146.8         $1,818.2         $ 1,647.9          $(457.6)      $ 11,155.3
                                                   =========         ========         =========          =======       ==========
Operating income                                   $   747.6         $  120.8         $   118.3                        $    986.7
Other income                                            34.0                                                                 34.0
Other expense                                         (286.6)           (26.7)              1.4                            (311.9)
                                                   ---------         --------         ---------                        ----------
Income before income taxes                         $   495.0         $   94.1         $   119.7                        $    708.8
                                                   =========         ========         =========                        ==========
Assets identified                                  $ 4,278.6         $1,604.1         $ 1,078.5                        $  6,961.2
Corporate assets                                     1,274.6            120.8             165.8                           1,561.2
                                                   ---------         --------         ---------                        ----------
Total assets                                       $ 5,553.2         $1,724.9         $ 1,244.3                        $  8,522.4
                                                   =========         ========         =========                        ==========

Year Ended December 31, 1997

Sales to customers                                 $ 8,395.7         $1,832.1         $ 1,683.2                        $ 11,911.0
Lease financing revenue                                134.5             50.9               8.2                             193.6
Interarea transfers                                    455.6             91.6             310.2          $(857.4)
                                                   ---------         --------         ---------          -------       ----------
                                                   $ 8,985.8         $1,974.6         $ 2,001.6          $(857.4)      $ 12,104.6
                                                   =========         ========         =========          =======       ==========
Operating income                                   $   723.8         $  114.2         $   144.5                        $    982.5
Restructuring and rationalization                     (215.9)           (63.3)            (48.4)                           (327.6)
Other income                                           226.5             76.4               3.4                             306.3
Other expense                                         (423.9)            48.3              18.6                            (357.0)
                                                   ---------         --------         ---------                        ----------
Income before income taxes                         $   310.5         $  175.6         $   118.1                        $    604.2
                                                   =========         ========         =========                        ==========
Assets identified                                  $ 4,738.4         $1,788.2         $ 1,205.7                        $  7,732.3
Corporate assets                                     1,659.2            (18.6)            115.4                           1,756.0
                                                   ---------         --------         ---------                        ----------
         Total assets                              $ 6,397.6         $1,769.6         $ 1,321.1                        $  9,488.3
                                                   =========         ========         =========                        ==========

NOTE 18.  ESTIMATED INCOME TAXES

         Income tax expense (benefit) consisted of the following components:

                                                                                  YEAR ENDED DECEMBER 31
                                                                                  ----------------------
                                                                         1995              1996             1997
                                                                         ----              ----             ----
Current
  U.S. Federal                                                        $  81.0           $  62.0          $ 167.1
  U.S. State and Local                                                   42.0              30.9             48.0
  International                                                          78.5              25.7            107.6
                                                                      -------           -------          -------
                                                                        201.5             118.6            322.7
                                                                      -------           -------          -------
Deferred
  U.S. Federal                                                           65.9              99.4             16.9
  International                                                          (8.3)             20.5            (45.8)
                                                                      -------           -------          -------
                                                                         57.6             119.9            (28.9)
                                                                      -------           -------          -------
Total expense                                                         $ 259.1           $ 238.5          $ 293.8
                                                                      =======           =======          =======

         Deferred tax benefits (liabilities) are comprised of the following:

                                                                                        DECEMBER 31
                                                                                        -----------
                                                                         1995              1996             1997
                                                                         ----              ----             ----
Postretirement benefits other than pensions                           $ 373.1           $ 362.4          $ 351.4
Postemployment benefits                                                  44.9              47.3             55.2
Expense accruals                                                        131.4             116.1            198.9
Inventory reserves                                                       23.4              24.7             42.0
Pension accruals                                                          4.9               1.9
Net operating loss carryforwards                                         24.3              39.0             46.3
Other                                                                    20.0              39.0             58.7
Other employee benefits                                                   9.2               5.3              6.3
                                                                      -------          --------          -------
Deferred tax benefits                                                   631.2             635.7            758.8
                                                                      -------          --------          -------

Depreciation - non-leasing                                             (176.6)           (233.2)          (195.1)
Leasing activities                                                     (243.6)           (299.0)          (357.6)
Valuation allowances                                                                       (4.8)           (30.4)
Pension accruals                                                        (11.9)            (13.7)           (27.5)
Other                                                                   (18.4)            (28.0)            (8.7)
                                                                      -------          --------          -------
Deferred tax liabilities                                               (450.5)           (578.7)          (619.3)
                                                                      -------          --------          -------
Net deferred tax benefits                                             $ 180.7           $  57.0          $ 139.5
                                                                      =======           =======          =======

         The Company has traditionally been a taxpayer in the U.S. and accordingly expects to realize substantially all of the deferred tax benefits attributable to the Company's U.S. operations in the future. Valuation allowances are provided for deferred benefits if the likelihood of future earnings is not determinable. During 1997, the Company increased the valuation allowance by $25.6, including $22.6 to reflect uncertainties related to the rationalization of its operations in France. Income taxes paid during 1995, 1996 and 1997 amounted to $172.3, $142.9 and $264.6, respectively.

         The effective tax rates differ from the U.S. Federal income tax rate for the following reasons:

                                                                           YEAR ENDED DECEMBER 31
                                                                           ----------------------
                                                                   1995             1996              1997
                                                                   ----             ----              ----
U.S. Federal income tax rate                                       35.0%            35.0%           35.0%
Increase (reductions) in taxes resulting from:
   International income                                            (1.5)            (2.9)            9.0
   Capital loss utilization                                         (.7)             (.2)            (.9)
   Investment tax credits                                           (.2)             (.2)            (.3)
   Amortization of goodwill                                          .4               .4              .4
   State and local income taxes, net
     of Federal income tax benefit                                  3.6              2.8             4.5
   Earnings in Puerto Rico not subject to
     U.S. tax                                                       (.9)            (1.0)            (.9)
   Asset write-offs                                                                                  3.2
   Miscellaneous items                                             (1.0)             (.3)           (1.4)
                                                                   ----             ----            ----
Estimated taxes on income                                          34.7%            33.6%           48.6%
                                                                   ====             ====            ====


NOTE 19.  COMPOSITION OF CERTAIN BALANCE SHEET AMOUNTS

         The following items comprise the net amounts indicated in the respective balance sheet captions:

                                                                                             DECEMBER 31
                                                                                             -----------
                                                                                        1996              1997
                                                                                      ---------         --------
INVESTMENTS AND OTHER ASSETS
Goodwill                                                                              $   639.9         $  863.0
Investments at equity                                                                     108.0            199.8
Marketable securities                                                                      84.1             80.9
Loans receivable                                                                          208.2            168.8
Intangible pension asset                                                                   35.0             20.4
Other                                                                                     328.8            339.5
                                                                                      ---------         --------
                                                                                      $ 1,404.0         $1,672.4
                                                                                      =========         ========

                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                        1996              1997
                                                                                        ----              ----
PROPERTY, PLANT AND EQUIPMENT, NET
Land and improvements to land                                                         $   129.6         $  128.3
Buildings and building fixtures                                                           919.4          1,006.5
Machinery and equipment                                                                 3,851.9          4,166.2
                                                                                        -------          -------
                                                                                        4,900.9          5,301.0
Less: Accumulated depreciation                                                         (2,384.9)        (2,524.3)
                                                                                        -------          -------
                                                                                      $ 2,516.0         $2,776.7
                                                                                      =========         ========

                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                        1996              1997
                                                                                        ----              ----
DEFERRED EMPLOYEE BENEFITS
Postretirement other than pension                                                     $   844.1         $  889.7
Postemployment                                                                             81.9             81.9
Pension                                                                                   101.9             77.5
Compensation                                                                               20.2             33.6
                                                                                      ---------         --------
                                                                                      $ 1,048.1         $1,082.7
                                                                                      =========         ========

                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                        1996              1997
                                                                                        ----              ----
LEASE FINANCING
Direct financing leases                                                               $   583.4         $  665.8
Leveraged leases                                                                          594.6            655.3
Property on operating leases, net of accumulated depreciation                              40.1             61.6
Allowance for credit losses                                                               (50.8)           (52.6)
                                                                                      ---------         --------
                                                                                      $ 1,167.3         $1,330.1
                                                                                      =========         ========

The components of the net investment in direct financing leases are as follows:

Total minimum lease payments                                                           $  638.1          $743.7
Residual values                                                                            66.0            89.5
Deferred initial direct costs                                                              14.2            15.5
                                                                                       --------          ------
                                                                                          718.3           848.7
Less: Unearned income                                                                     134.9           182.9
                                                                                       --------          ------
                                                                                       $  583.4          $665.8
                                                                                       ========          ======

The components of the net investment in leveraged leases are as follows:

                                                                                              DECEMBER 31
                                                                                              -----------
                                                                                        1996              1997
                                                                                        ----              ----
Rentals receivable                                                                    $ 4,883.8         $5,280.4
Residual values                                                                           698.5            865.2
Nonrecourse debt service                                                               (4,197.4)        (4,629.1)
Unearned income                                                                          (777.9)          (849.0)
Deferred investment tax credit                                                            (12.4)           (12.2)
                                                                                      ---------         --------
                                                                                          594.6            655.3
Less: Deferred taxes arising from leveraged leases                                        252.1            303.7
                                                                                      ---------         --------
                                                                                      $   342.5         $  351.6
                                                                                      =========         ========


         The following is a schedule, by year, of total minimum lease payments receivable on direct financing leases as of December 31, 1997:

Year Ending December 31:
   1998                                                                                   $ 290.3
   1999                                                                                     192.2
   2000                                                                                     114.2
   2001                                                                                      59.6
   2002                                                                                      25.7
   Later years                                                                               61.7
                                                                                          -------
Total minimum lease payments receivable                                                   $ 743.7
                                                                                          =======

NOTE 20.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair values of Dana's financial instruments are as follows:

                                                                           DECEMBER 31
                                                                           -----------
                                                                 1996                           1997
                                                                 ----                           ----
                                                       CARRYING          FAIR          CARRYING        FAIR
                                                        AMOUNT           VALUE          AMOUNT         VALUE
                                                        ------           -----          ------         -----
FINANCIAL ASSETS
  Cash and marketable securities                      $  271.5         $ 271.5        $  422.7       $ 422.7
  Loans receivable (net)                                 208.2           207.2           168.8         168.9

FINANCIAL LIABILITIES
  Short-term debt                                      1,301.1         1,301.1         1,255.6       1,255.6
  Long-term debt                                       1,886.7         1,943.6         2,227.2       2,352.8
  Security deposits - leases                              16.8            14.8            16.1          14.7
  Deferred funding commitments under
    leveraged leases                                       5.9             5.9             4.9           5.0
  Interest rate-based option                               7.2             7.2             9.9           9.9

UNRECOGNIZED FINANCIAL INSTRUMENTS
  Interest rate derivatives:
  Assets                                                                    .7                           1.0
  Liabilities                                                            (12.9)                        (10.6)


NOTE 21.  COMMITMENTS AND CONTINGENCIES

         At December 31, 1997, the Company had purchase commitments for property, plant and equipment aggregating approximately $151.7. Future minimum rental commitments under operating leases aggregated $351.4, with rental payments during the five succeeding years of $83.3, $64.7, $48.7, $36.0 and $30.6, respectively. Net rental expense amounted to $105.7, $115.2 and $115.8 for 1995, 1996 and 1997, respectively.

         In July of 1997, Dana signed an agreement to purchase the global axle and brake business of Eaton Corporation for $287. The regulatory approval was granted in December 1997 and the acquisition was completed in January 1998.

         The Company and its consolidated subsidiaries are parties to various pending judicial and administrative proceedings arising in the ordinary course of business. These include, among others, proceedings based on product liability claims and alleged violations of various environmental laws.

         Management and its legal counsel periodically review the probable outcome of pending proceedings, the costs and expenses reasonably expected to be incurred, the availability and limits of the Company's insurance coverage, and the Company's established accruals for uninsured liabilities. While the outcome of pending proceedings cannot be predicted with certainty, management believes, based on these reviews and the information currently available, that any liabilities that may result from these proceedings are not reasonably likely to have a material effect on the Company's liquidity, financial condition or results of operations.

NOTE 22.  ACQUISITIONS

         In 1995, Dana acquired the European axle group of GKN plc., a manufacturer of axles for cars, light trucks and heavy-duty trucks, along with axles for agricultural, industrial and construction equipment. Dana also acquired M. Friesen GmbH in Germany, a supplier of remanufactured rotating electrics; a 70% share of Industrias Serva S.A. in Spain, a manufacturer and distributor of vehicular gaskets; Mohawk Plastics, Inc., a manufacturer of custom molded plastics for the OE market in the United States and Handy & Harman's Automotive Segment, based in Michigan, which manufactures fuel-delivery system components for motor vehicles.

          During 1996, Dana acquired Thompson Ramco Argentina S.A. (Thompson), J.B. Morgan and Co. Pty., Ltd. (Morgan), James N. Kirby Pty., Ltd., (Kirby), Thermoplast+Apparatebau GmbH (Thermoplast), Nobel Plastiques SA (Nobel), Long Manufacturing Ltd. (Long) and Industrias Orlando Stevaux Ltda. (Stevaux) and a majority interest in Centrust S.A. (Centrust). Centrust is an Argentine company whose subsidiaries manufacture modular systems, brakes and structural components. Thompson, also an Argentine company, manufactures and distributes chassis parts and piston rings. Morgan and Kirby are both Australian manufacturers of filters. Morgan produces oil, air, and fuel filters for automobiles while Kirby produces radial and panel air filters for automobiles and medium-duty trucks. Thermoplast is a German manufacturer of high-precision injection-molded plastic components and systems for automotive applications. Nobel, located in France and Spain, manufactures fluid, hydraulic and pneumatic servo control lines. Long, headquartered in Canada, manufactures and distributes motor vehicle heat exchange products and air-conditioning evaporators. Stevaux, a Brazilian company, manufactures gaskets and oil seals. Dana acquired a 70% interest in Centrust while 100% of all other companies was purchased. Also during 1996, Dana completed the acquisition of the light axle manufacturing business of Rockwell do Brasil, an indirect subsidiary of Rockwell International.

         These acquisitions were accounted for as purchases and the results of their operations have been included in the consolidated financial statements since the dates of acquisition. The price and the results of operations of these companies prior to acquisition were not material to the consolidated financial statements.

         In 1997, Dana acquired the piston ring and cylinder liner operations of SPX Corporation (SPD), the assets of Clark-Hurth Components (CH) from Ingersoll-Rand, the North American Aftermarket division of ITT Automotive (ITT), the Brazilian engine components business of Industria e Commercio Brosol
Ltda. (Brosol), a 75% share of Wix Filtron Sp.zo.o and 50% of the shares of Estampados Argentina S.A. (EASA), bringing Dana's effective ownership in this affiliate to 85%.

 SPD manufactures and sells piston rings and cylinder liners primarily for internal combustion engines. CH manufactures and sells transmissions and axles for use in off-highway vehicles and equipment. ITT manufactures and distributes motor vehicle brake system parts. Brosol produces motor-vehicle fuel system parts. Wix Filtron is a Polish manufacturer of filtration products and EASA is an Argentine manufacturer of heavy-duty structural components.

         These acquisitions were accounted for as purchases and the results of their operations have been included in the consolidated financial statements since the dates of acquisition. Sales in 1997 were $704 higher than 1996 as a result of acquisitions and total assets of companies acquired in 1997 amounted to $819.

         In addition to the above acquisitions, in 1995 Dana purchased the remaining shares of Hayes-Dana Inc., a Canadian subsidiary that manufactures new and replacement parts for trucks, automobiles, off-highway vehicles and industrial equipment, and increased its equity ownership in R.O.C. Spicer from 49% to 51%. R.O.C. Spicer manufactures axles and driveshafts in Taiwan.

         In 1995, Dana acquired Plumley Companies, a U.S. manufacturer and distributor of extruded and molded rubber and silicone sealing products, primarily for automotive applications, and American Electronic Components Inc., an Indiana-based designer, manufacturer and marketer of motor vehicle electronics components. In 1996, Dana acquired Flexon, Inc., a U.S. manufacturer of fuel filters; Plains Plastics Inc., a custom plastic extruder located in Kansas; Moto Mirror Inc., a manufacturer of remote-control mirrors for medium and heavy duty trucks located in Texas; and Iroquois Tool Systems Inc., a brake manufacturer located in Pennsylvania. All six transactions were accounted for as poolings of interests. Prior years' financial statements have not been restated since the amounts are not material to the consolidated financial statements.

NOTE 23.  DIVESTITURES

         In October 1996, Dana sold certain assets of Sensor Engineering, a division that manufactured cards and readers for access control systems, resulting in a gain of $5.

         In March 1997, Dana completed the sale of its automotive warehouse distribution business in the United Kingdom, the Netherlands and Portugal. In August 1997, the sales of Dana's worldwide vehicular clutch operations and its Preferred Plastic Sheet Division were completed. In September 1997, the automotive transmission operations were sold to a subsidiary of Dana's 49%-owned Mexican affiliate, Spicer S.A. de C.V, and the sale of Ace Electric, a producer of starting and charging parts for engine systems, was completed. In October 1997, the Company sold its flat rubber products operations. In November 1997, Dana completed the sales of its 49% interest in Korea Spicer Corporation and the assets of automotive parts distributors Echlin Australia Pty. Ltd. and WAWD-EAP. In December 1997, as part of the rationalization plan announced in the first quarter, Dana completed the sale of its automotive warehouse distribution operation in France. Net gains recorded on these sales totaled $147. These operations contributed sales of $763 in 1996; through the dates of divestiture, 1997 sales for these operations totaled $385.

NOTE 24.  RESTRUCTURING OF OPERATIONS

          During 1997, Dana initiated various restructuring plans. The cost of these plans included a charge of $254 at former Echlin facilities related to facility realignments and rationalizations and the write-down to net realizable value of businesses to be disposed, resulting in a workforce reduction of 1,214 people; a charge of $36 to initiate a rationalization plan at Dana's Perfect Circle Europe operations, resulting in a workforce reduction of 368 people; a charge of $39 relating to rationalizing Dana's Reading, Pennsylvania structural components plant, with an expected workforce reduction of 1,140 people; a charge of $20 to reduce deferred income tax benefits that were anticipated to be realized from operating losses in France; a charge of $14 relating to the closure of Dana's Vimercate, Italy plant, with an anticipated workforce reduction of 120 people; and $54 relating to downsizing or closing various facilities and exiting several unprofitable lines of business, with an estimated workforce reduction of 440 people. Of the $417 of charges outlined above, $59 was charged to cost of sales and $358 to restructuring. The following summarizes the restructuring charges recorded in 1997:


         Employee termination benefits                                                      $   96
         Impairment of long-lived assets of facilities to close                                 41
         Impairment of net investment in operations to be sold                                 102
         Valuation reserves for deferred tax benefits                                           30
         Write-down goodwill                                                                    27
         Other investments and deferred customer
              acquisition costs                                                                 62
                                                                                            ------
         Total 1997 Restructuring Charge                                                    $  358
                                                                                            ======

          At December 31, 1997, $180 of restructuring charges remained in accrued liabilities. This balance was comprised of $87 for the reduction of approximately 2,570 employees to be completed in 1998, $62 for closing excess facilities and $31 for other non-cash write-downs of recorded assets. The estimated annual cash expenditures will be approximately $108 in 1998, $25 in 1999 and $16 thereafter. Dana's liquidity and cash flows will not be materially impacted by these actions. It is anticipated that Dana's operations over the long term will benefit from these realignment strategies. Following is a schedule of the restructuring activity for 1997:

1997 Restructuring charges:
       Restructuring and rationalization charges                          $   358
       Employee separation payments                                             5
       Facility realignments                                                   28
       Non-cash write-downs                                                   145
                                                                          -------
Balance at December 31, 1997                                              $   180
                                                                          =======
Employee reductions in 1997                                                   711


NOTE 25.  NONCASH INVESTING AND FINANCING ACTIVITIES

         In leveraged leases, the issuance of nonrecourse debt financing, and subsequent repayments thereof, is transacted between the lessees and lending parties to the transactions. During 1995, 1996 and 1997, $339.1, $452.9 and $388.5 of nonrecourse debt was issued to finance leveraged leases and $164.3, $80.9 and $158.4 of nonrecourse debt obligations were repaid, respectively.

         In 1996 and in 1997, in addition to cash contributions, 1,000,000 shares of Dana common stock, with a market value of $31.1 in 1996 and $31.8 in 1997, were contributed to the Dana Corporation Pension Plans Trust.


NOTE 26.  SIGNIFICANT SUBSIDIARY

         DCC is a wholly-owned subsidiary of Dana whose primary operating subsidiaries are engaged in leasing and finance operations. The following is a summary of DCC's results of operations and financial position:

                                                                                  YEAR ENDED DECEMBER 31
                                                                                  ----------------------
                                                                         1995              1996             1997
                                                                         ----              ----             ----
Revenue from products and services                                    $ 180.4           $ 229.6          $ 254.4
                                                                       -------          -------           -------
Interest expense                                                         62.8              74.4             80.9
General and administrative expenses                                     103.1             115.6            137.8
                                                                       -------          -------           -------
                                                                        165.9             190.0            218.7
                                                                       -------          -------           -------
Income before income taxes                                               14.5              39.6             35.7
Estimated income tax provision (benefit)                                 (8.0)             11.8              7.7
                                                                       -------          -------           -------
Income before equity in earnings of affiliates                           22.5              27.8             28.0
Equity in earnings of affiliates                                          4.9               2.7              3.2
                                                                       -------          -------           -------
Net income                                                             $ 27.4           $  30.5           $ 31.2
                                                                       =======          =======          =======

                                                                                           DECEMBER 31
                                                                                           -----------
                                                                                       1996            1997
                                                                                    ---------        ---------
ASSETS
Cash                                                                                $     3.5        $    12.3
Loans receivable                                                                        208.1            168.8
Lease financing                                                                       1,327.9          1,498.4
Other assets                                                                            129.7            181.4
                                                                                    ---------        ---------
         Total assets                                                               $ 1,669.2        $ 1,860.9
                                                                                    =========        =========

LIABILITIES AND SHAREHOLDER'S EQUITY

Notes payable                                                                       $ 1,164.7        $ 1,286.9
Other liabilities                                                                       380.6            435.4
Shareholder's equity                                                                    123.9            138.6
                                                                                    ---------        ---------
         Total liabilities and shareholder's equity                                 $ 1,669.2        $ 1,860.9
                                                                                    =========        =========

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Shareholders of Dana Corporation

Our audits of the consolidated financial statements referred to in our report dated January 21, 1998, except for the business combination with Echlin Inc., which is as of November 6, 1998, appearing on page 3 of this Form 8-K also included an audit of Financial Statement Schedule II appearing on pages 41 through 45 of this Form 8-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




PRICEWATERHOUSECOOPERS LLP


Toledo, Ohio
January 21, 1998,
except for the business combination
with Echlin Inc. which is as of November 6, 1998

                 DANA CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ----------------------------------------------
         SCHEDULE II(a) - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
         ---------------------------------------------------------------
                   ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE
                   ------------------------------------------

                                                                                                Adjustment
                                                                        Trade accounts            arising
                                                                          receivable            from change
                               Balance at             Additions          "written off"          in currency         Balance at
                                beginning              charged              net of            exchange rates          end of
                                of period             to income           recoveries          and other items         period
                                ---------             ---------           ----------          ---------------         ------
Year ended-

December 31, 1995            $26,401,000           $12,026,000         $ (10,927,000)          $ 2,518,000           $30,018,000

December 31, 1996            $30,018,000           $15,866,000         $ (13,930,000)          $    33,000           $31,987,000

December 31, 1997            $31,987,000           $13,880,000         $ (12,479,000)          $   554,000           $33,942,000

                 DANA CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ----------------------------------------------
         SCHEDULE II(b) - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
         ---------------------------------------------------------------
                  ALLOWANCE FOR CREDIT LOSSES - LEASE FINANCING
                  ---------------------------------------------

                                                                                                Adjustment
                                                                                                  arising
                                                                                 Amounts        from change
                                          Balance at           Additions      "written off"     in currency           Balance at
                                           beginning            charged          net of       exchange rates            end of
                                           of period           to income       recoveries     and other items           period
                                           ---------           ---------       ----------     ---------------           ------
Year ended-

December 31, 1995                       $40,789,000           $15,578,000     $(9,000,000)       $  58,000             $47,425,000

December 31, 1996                       $47,425,000           $12,349,000     $(9,299,000)       $ 350,000             $50,825,000

December 31, 1997                       $50,825,000           $12,141,000     $(9,851,000)       $(462,000)            $52,653,000

                 DANA CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ----------------------------------------------
         SCHEDULE II(c) - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
         ---------------------------------------------------------------
                            ALLOWANCE FOR LOAN LOSSES
                            -------------------------

                                                                                            Adjustment
                                                                                             arising
                                                                       Amounts             from change
                             Balance at          Additions          "written off"          in currency             Balance at
                              beginning           charged              net of            exchange rates              end of
                              of period          to income           recoveries          and other items             period
                              ---------          ---------           ----------          ---------------             ------

Year ended-

December 31, 1995          $5,639,000            $1,551,000          $(3,265,000)            $(548,000)            $3,377,000

December 31, 1996          $3,377,000            $  994,000          $(3,161,000)            $   ----              $1,210,000

December 31, 1997          $1,210,000            $1,843,000          $   (70,000)            $   ----              $2,983,000


                 DANA CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ----------------------------------------------
         SCHEDULE II(d) - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
         ---------------------------------------------------------------
                        VALUATION ALLOWANCE - REAL ESTATE
                        ---------------------------------



                                                                     Amounts
                           Balance at          Additions          "written off"          Acquisitions            Balance at
                            beginning           charged              net of               and other               end of
                            of period          to income           recoveries               items                  period
                            ---------          ---------           ----------          ---------------             ------
Year ended-

December 31, 1995        $38,918,000           $ 292,000           $  (9,291,000)          $(507,000)            $29,412,000

December 31, 1996        $29,412,000           $  63,000           $ (24,984,000)          $ (71,000)            $ 4,420,000

December 31, 1997        $ 4,420,000           $(642,000)          $    (526,000)          $   ----              $ 3,252,000

                 DANA CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ----------------------------------------------
         SCHEDULE II(e) - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
         ---------------------------------------------------------------
                   VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS
                   -------------------------------------------



                                                                         Amounts
                            Balance at             Additions          "written off"                                Balance at
                             beginning              charged              net of              Adjustments            end of
                             of period             to income           recoveries          and other items           period
                             ---------             ---------           ----------          ---------------           ------

Year ended-

December 31, 1995         $     ----            $       ----     $       ----            $    ----              $    ----

December 31, 1996         $     ----            $  4,800,000     $       ----            $    ----              $  4,800,000

December 31, 1997         $ 4,800,000           $ 30,400,000     $ (4,800,000)           $    ----              $ 30,400,000

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     Dana Corporation
                                                     Registrant

Date:  November 9, 1998                              /s/   John S. Simpson
-----------------------                              ---------------------
                                                     John S. Simpson
                                                     Chief Financial Officer